CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Management of the Funds and the Acquiring Funds: Other" and "Financial Statements and Experts" in the Combined Prospectus/Proxy Statement and to the incorporation by reference of our report dated December 12, 2006 on The Alger Funds in this Registration Statement on Form N-14 of The Alger Funds.

ERNST & YOUNG LLP

New York, New York
September 17, 2007

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of SM&R Alger Aggressive Growth Fund, SM&R Alger Small-Cap Fund and SM&R Alger Growth Fund on Form N-14 of our reports dated September 27, 2006, on our audits of the financial statements and financial highlights of SM&R Alger Aggressive Growth Fund, SM&R Alger Small-Cap Fund and SM&R Alger Growth Fund as of August 31, 2006, and for the year then ended, which is incorporated by reference into this Registration Statement. We also consent to the reference to our firm under the heading "Financial Statements and Experts" appearing in the Prospectus/Proxy Statement, which is part of this Registration Statement.

BKD, LLP

Houston, Texas
September 17, 2007